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                                                                    EXHIBIT 12.1

                       Ratio of Earnings to Fixed Charges
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Fixed Charges
                                                                                                                           Pro Forma
(In thousands)                                                                 Fiscal Years Ended May 31,                      FY
                                                                     1998     1999      2000      2001      2002     2003     2003
                                                                   -----------------------------------------------------------------
Interest Expense                                                    20,088   10,216    30,220    34,376    38,334   31,083   56,449
Interest Capitalized                                                 4,626   23,230    12,705    15,601         -        -        -
Net amortization of debt discount, premium and issuance expense        372    1,094     2,523     2,685     4,346    3,802    3,802
Interest portion of rent expense                                     6,650    6,200     7,279     9,585     8,687    7,848    7,848
Preferred stock dividends                                                -   10,878    11,000    11,000    11,000   10,997   10,997
                                                                   -----------------------------------------------------------------
  Total Fixed Charges                                               31,736   51,619    63,727    73,247    62,367   53,730   79,096

Interest expense                                                    20,088   10,216    30,220    34,376    38,334   31,083   56,449

Net amortization of debt discount, premium and issuance expense        372    1,094     2,523     2,685     4,346    3,802    3,802

Lease payments                                                      22,200   20,700    24,300    32,000    29,000   26,200   26,200
Interest Factor                                                         30%      30%       30%       30%     30.0%    30.0%      30%
Interest portion of rent expense                                     6,650    6,200     7,279     9,585     8,687    7,848    7,848

Preferred stock dividends                                                -   10,878    11,000    11,000    11,000   10,997   10,997



Earnings
                                                                                                                          Pro Forma
(In thousands)                                                                 Fiscal Years Ended May 31,                    FY
                                                                     1998     1999       2000     2001      2002     2003     2002
                                                                   -----------------------------------------------------------------
Pretax income (loss from continuing operations)                    159,590  144,097   114,974    48,571    83,550  (29,394) (29,394)

Fixed Charges                                                       31,736   51,619    63,727    73,247    62,367   53,730   79,096
Less: Interest capitalized during period                            (4,626) (23,230)  (12,705)  (15,601)        0        0        0
      Preferred stock dividends                                          -  (10,878)  (11,000)  (11,000)  (11,000) (10,997) (10,997)

Amortization of capitalized interest                                     -        -     1,424     1,708     2,808    2,808    2,808
                                                                   -----------------------------------------------------------------
  Total Earnings                                                   186,700  161,607   156,419    96,926   137,725   16,147   41,513

Ratio of earnings to fixed charges                                    5.88     3.13      2.45      1.32      2.21     0.30
Pro forma ratio of earnings to fixed charges                                                                                   0.52

% Change Actual to Pro Forma                                                                                                     75%

Deficiency of earnings to cover fixed charges                                                                       37,583   37,583
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